                                                                EXHIBIT 5


             TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS
                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW

      TAMPA OFFICE                                  ST. PETERSBURG OFFICE
   2700 BARNETT PLAZA                                2100 BARNETT TOWER
101 EAST KENNEDY BOULEVARD                           ONE PROGRESS PLAZA
  POST OFFICE BOX 1102       PLEASE REPLY TO        POST OFFICE BOX 2245
TAMPA, FLORIDA 33601-1102         TAMPA      ST. PETERSBURG, FLORIDA 33731-2245
 TELEPHONE (813) 223-7474                          TELEPHONE (813) 898-7474
  TELEFAX (813) 229-6553                            TELEFAX (813) 229-6553





                               November 17, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

             Re:   AmeriSteel Corporation
                   Registration Statement on Form S-1
                   File No. 333-37679

Ladies and Gentlemen:

         We have represented AmeriSteel Corporation (the "Company") in connection with the Company's Registration Statement on Form S-1 (File No. 333-37679), as amended (the "S-1 Registration Statement") relating to the proposed public offering by the Company of up to 4,542,500 shares of the Company's Class A Common Stock (the "Offering"). This opinion is being provided as Exhibit 5 to the S-1 Registration Statement.

         In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with: 1. the Company's Articles of Incorporation and bylaws, as currently in effect, 2. the Articles of Amendment to the Articles of Incorporation which are to be filed by the Company immediately prior to the consummation of the Offering, pursuant to which the Company's then existing authorized capital stock consisting of 30,000,000 shares of common stock, par value $.01 per share, will be reclassified to provide for 100,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 22,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and the existing shares of Common Stock, par value $.01 per share, will be converted into an equal number of Class B Common Stock (the "Recapitalization"), 3. the S-1 Registration Statement and 4. such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

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SECURITIES AND EXCHANGE COMMISSION                           NOVEMBER 17, 1997
AMERISTEEL CORPORATION                                                  PAGE 2
FILE NO. 333-37679
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         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the Federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Florida and its status is active.

         2. The Recapitalization has been duly and legally authorized by all action required by the Board of Directors of the Company.

         3.        When the following events shall have occurred:

                   a. the S-1 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                   b. the Recapitalization shall have become effective under the laws of the State of Florida;

                   c. the shares of Class A Common Stock shall have been offered and sold as provided in the S-1 Registration Statement, the consideration specified in the S-1 Registration Statement shall have been received; and

                   d. the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Class A Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-1 Registration Statement and to the reference to it under the heading "Legal Matters."

                                    Sincerely,

                                    TRENAM, KEMKER, SCHARF,
                                      BARKIN, FRYE, O'NEILL & MULLIS
                                      Professional Association

                                    By:

                                         Albert C. O'Neill, Jr.